(Print or Type Responses)

                             Joint Filer Information

Title of Security:                 Common Stock

Issuer & Ticker Symbol:            BioDelivery Sciences International, Inc.
                                   (BDSI)

Designated Filer:                  Elliott International, L.P.

Other Joint Filers:                Elliott International Capital Advisors Inc.
                                   ("EICA")

Addresses:                         The address of EICA is for 712 Fifth Avenue,
                                   36th Floor, New York, New York 10019.

Signatures:


Dated:  August 31, 2006

                                 ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.


                                 By: /s/ Elliot Greenberg
                                     ------------------------------------
                                         Elliot Greenberg, Vice President